UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2025

Date of Report (Date of earliest event reported)

Blueport Acquisition Ltd

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-42947	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

366 Madison Ave 3rd Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 829-8937

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value of $0.0001 per share	BPAC	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-sixth (1/6) of one Class A Ordinary Share	BPACR	The Nasdaq Stock Market LLC
Units, each consisting of one Class A Ordinary Share and one Right to receive one-sixth (1/6) of one Class A Ordinary Share	BPACU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2025, Blueport Acquisition Ltd (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Hurricane Corporate Services Ltd. (the “Consultant”), a consulting company controlled by Kulwant Sandher, the Company’s Chief Financial Officer. Pursuant to the Consulting Agreement, the Company has engaged the Consultant to provide Chief Financial Officer services to the Company, at the monthly fee of $3,000 plus reimbursable expenses actually incurred by the Consultant. The Agreement has a duration of three months commencing on the execution date and automatically renewed for an additional three months on February 11, 2026 in accordance with its terms.  The Consulting Agreement provides that each party will indemnify the other for any breach of the agreement or any negligent or wrongful act or omission by the indemnifying party.

In November 2025, the Company orally agreed to pay each of its directors $7,500 per quarter as compensation for board services. Such agreement may be terminated by the Company at any time.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Consulting Agreement
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2026
Blueport Acquisition Ltd

	By:	/s/ William Rosenstadt
	Name:	William Rosenstadt
	Title:	Chief Executive Officer

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